Exhibit 10.2

Non-Employee Director
Stock Program
(As amended and restated August 10, 2017)
Section 1. The Program.

1.1 Effective Date; Duration; Administration. The Non-Employee Director Stock Program (“Program”) is being adopted under the Orbital ATK, Inc. 2015 Stock Incentive Plan (“Plan”), effective August 5, 2015. The Program is amended and restated as of August 10, 2017. No Award shall be made under this Program after the date of termination of the 2015 Stock Incentive Plan. The Program shall be subject to the provisions of the Plan and the terms and conditions set forth in this document. This Program shall be administered in accordance with the Plan.

1.2 Definitions. Capitalized terms used in this document shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein.

(a) “Non-Employee Director” means a Director who is not also an employee of the Company or one of the Company’s Affiliates.

(b) “Change in Control” shall have the meaning set forth in Appendix B to this Program.

Section 2. Restricted Stock Awards.

2.1 Award Dates.

(a) As of the date of each Annual Meeting of the Company’s Stockholders beginning with the 2017 Annual Meeting, each Non-Employee Director who is elected or reelected to the Board at such Annual Meeting shall be awarded shares of Restricted Stock with a Fair Market Value of $120,000 (rounded to the nearest whole share) as determined by the closing sale price of the Shares on the date of such Annual Meeting.

(b) A Non-Employee Director who is first elected to the Board on or after August 10, 2017 at other than an Annual Meeting shall be awarded a prorated number of shares of Restricted Stock (rounded to the nearest whole share) as of the Director’s first day of service as a Non-Employee Director, with a Fair Market Value of $120,000 multiplied by the quotient of (i) the number of months remaining in the 12-month period starting on the date of the preceding Annual Meeting (rounded to the nearest whole month) divided by (ii) 12, as determined by the closing sale price of the Shares on the date of Award.

(c) A Director may elect, in writing, in accordance with the provisions of Appendix A of this Program, to waive the Director’s right to receive the Award and instead receive an equal number of deferred Restricted Stock Units.

2.2 Issuance of Stock. As promptly as practicable after the date as of which a Restricted Stock Award is made, the Company shall issue Shares to the Non-Employee Director, either by book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company.

2.3 Rights of Holders of Restricted Stock. Upon issuance of the shares of Restricted Stock, the Director shall have, subject to the restrictions of this Program and the Plan, all of the rights of a stockholder with respect to the Shares, including the right to vote the Shares and receive any cash dividends and any other distributions thereon, unless and until the Shares are forfeited.

2.4 Restricted Period. Restricted Stock shall be subject to the restrictions set forth in Sections 2.5 and 2.7 of this Program and the provisions of the Plan for a period (the “Restricted Period”) commencing on the date as of which the Restricted Stock is awarded (the “Award Date”) and ending on the earlier of:
(a)    the first anniversary of the Award Date; or
(b)    the first to occur of the following:

(i)	the retirement of the Director from the Board in compliance with the Board’s retirement policy as then in effect;

(ii)	the death of the Director;

(iii)	the termination of the Director’s service on the Board because the Director has been determined to be eligible for Social Security disability benefits (“Disability”); or

(iv)	the termination of the Director’s service on the Board following a Change in Control of the Company.
2.5 Forfeiture of Restricted Stock. As of the date (“Termination Date”) a Director ceases to be a member of the Board for any reason, the Director shall forfeit to the Company all shares of Restricted Stock awarded to the Director for which the Restricted Period has not ended as of or prior to the Termination Date.

2.6 Release of Restricted Stock. Restricted Stock shall be released to the Director, free and clear of all restrictions and other provisions of this Program or the Plan, on the first business day immediately following the last day of the Restricted Period. Shares will be delivered to the Director as promptly as practicable after the end of the Restricted Period.

2.7 Restrictions. Restricted Stock shall be subject to the following restrictions during the Restricted Period:

(a) The Restricted Stock shall be subject to forfeiture to the Company as provided in Section 2.5 of this Program.

(b) The Restricted Stock may not be sold, transferred, pledged or otherwise encumbered during the Restricted Period, and neither the right to receive the Shares nor any interest under this Program or the Plan may be transferred by a Director, and any attempted transfer shall be void.

(c) Any securities or property (other than cash) that may be issued with respect to the shares of Restricted Stock as a result of any stock dividend, stock split, business combination or other event shall be subject to the restrictions and other provisions of this Program and the Plan.

(d) The issuance of Restricted Stock and the delivery of the Shares shall be subject to and contingent upon the completion of any registration or qualification of the Shares under any federal or state law or governmental rule or regulation that the Company, in its sole discretion, determines to be necessary or advisable.

Appendix A

Deferral Program
Under
Non-Employee Director
Stock Program

Section 1. Purpose and Effect.
(a)    This Appendix A to the Non-Employee Director Stock Program (“Program”) under the Orbital ATK, Inc. 2015 Stock Incentive Plan (“Plan”) authorizes the deferral of income that would otherwise be recognized upon the lapse of restrictions applicable to Restricted Stock Awards under the Plan.
(b)    In accordance with the rules set forth in this Appendix A, Directors may waive their rights to receive Restricted Stock Awards under the Program and instead receive an equal number of deferred Restricted Stock Units in a deferred restricted stock unit account (“Deferred Restricted Stock Unit Account”) by making a timely deferral election in accordance with the provisions of this Appendix A (“Deferral Election”).
Section 2. Deferral Election.
(a)A Non-Employee Director may make a Deferral Election in accordance with this Appendix A on or before December 31 of the year preceding the date of the Annual Meeting at which the Restricted Stock Award is to be made under the Program. If a Director’s initial election to the Board does not occur at an Annual Meeting, the Director may make a Deferral Election within 30 days after the date of being elected to the Board with respect to the Restricted Stock Award that would otherwise be granted as of the date of the next Annual Meeting. Directors first elected to the Board at an Annual Meeting are not eligible to make a Deferral Election with respect to the Restricted Stock Award for the year of election to the Board. A Director whose initial election to the Board does not occur at an Annual Meeting may make a Deferral Election with respect to the Restricted Stock Award that would otherwise be granted upon initial election to the Board no later than 30 days after first being elected to the Board provided that such election occurs prior to commencement of service as a Director.
(b)A Deferral Election made pursuant to this Section 2 shall be timely made in writing and shall specify the time of payment in accordance with the rules for payment under Section 4 of this Appendix A. Any Deferral Election made pursuant to this Section 2 shall be irrevocable and shall apply to 100%, and not less than 100%, of the shares subject to the Restricted Stock Award. A Deferral Election will be applicable to all future Restricted Stock Awards unless and until the Deferral Election is rescinded in writing by the Non-Employee Director delivered to the Company (to the attention of the Corporate Secretary) by the time prescribed in Section 2(a) of this Appendix A.

(c)    Deferral Elections and beneficiary designations made pursuant to this Appendix A must be made in writing on forms substantially similar to the forms set forth in Exhibits 1 and 2 to this Appendix A, and shall be subject to such other procedural rules as the Committee may establish. The election forms must be received by the Company (to the attention of the Corporate Secretary) by the time prescribed in Section 2(a) of this Appendix A.

Section 3.    Deferred Restricted Stock Unit Account. A Deferred Restricted Stock Unit Account shall be established and maintained for each Director who has made a Deferral Election, subject to the following rules:
(a)    For each share of Restricted Stock deferred, a Restricted Stock Unit shall be credited to the Director’s Deferred Restricted Stock Unit Account as of the date the Restricted Stock Award otherwise would have been granted. The Restricted Stock Units shall be subject to forfeiture during the Restricted Period specified in Section 2.4 of this Program and any Deferred Restricted Stock Units in the Account shall be forfeited if the vesting requirement is not satisfied prior to the Payment Date specified in Section 4 of this Appendix A. No Shares will be issued to a Director until the Payment Date, as specified in Section 4 of this Appendix A.
(b)    On each payment date for any cash dividends paid on Shares of the Company, the Company shall pay to each Director an amount equal to the cash dividends that would be payable by the Company on a number Shares equal to the number of Restricted Stock Units in the Director’s Deferred Restricted Stock Unit Account as of such payment date. Such amounts shall be paid directly to each Director in cash and shall not be eligible for deferral under this Program.
(c)    The number of units credited to the Director’s Deferred Restricted Stock Unit Account shall be appropriately and equitably adjusted to reflect any change in the outstanding Shares of the Company in the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or other similar corporate transaction or event affecting the Shares.
(d)    Directors who elect to make a Deferral Election in accordance with this Appendix A will have no rights as stockholders of the Company with respect to Restricted Stock Units credited to their Deferred Restricted Stock Unit Accounts.
Section 4.    Payment of Deferred Amounts.
(a)    Payment of the aggregate value of the Restricted Stock Units in the Director’s Account shall be made in a lump sum at the time specified by the Director in his or her Deferral Election (the “Payment Date”), but in no event later than the later of the last day of the calendar year in which the Payment Date occurs or the 15th day of the third calendar month following the Payment Date. Notwithstanding the foregoing, in all events payment of a Director’s entire Deferred Restricted Stock Unit Account, subject to the expiration of the Restricted Period, shall be made in a lump sum as soon as administratively feasible following the termination of the Director’s service on the Board for any reason, but in no event later than the later of the last day of the calendar year in which such termination of service occurs or the ninetieth day following such termination of service. The date of retirement or termination of service of a Director shall constitute the Payment Date for purposes of this Appendix A.
(b)    Payment of the aggregate value of the Restricted Stock Units in a Director’s Deferred Restricted Stock Unit Account shall be made solely in the form of Shares. As promptly as practicable following the Payment Date, the Company shall pay to the Director a number of Shares equal to the number of Restricted Stock Units in the Director’s Account on the Payment Date. The delivery of the Shares shall be subject to and contingent upon the completion of any registration or qualification of the Shares under any federal or state law or governmental rule or regulation that the Company, in its sole discretion, determines to be necessary or advisable.

Section 5.    Payment in Event of Death of Non-Employee Director. A Director shall submit to the Company a written designation of the beneficiary or beneficiaries to whom payment of the aggregate value of the Director’s Deferred Restricted Stock Unit Account shall be made in the event of the Director’s death. Beneficiary designations must be in writing on forms substantially similar to the form set forth in Exhibit 2 to this Appendix A and shall be subject to such other procedural rules as the Committee may establish. Beneficiary designations shall become effective only when received by the Company. If no beneficiary designation form is on file with the Company on the date of death of the Director, or if no beneficiary is living on the Payment Date, the Director’s Account shall be distributed to the representative of the Director’s estate. Payment to the Director’s designated beneficiary shall be made in the form of Shares in accordance with the provisions of this Program.
Section 6.    Unfunded and Unsecured Program. The Director’s Deferred Restricted Stock Unit Account shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. The Deferred Restricted Stock Unit Account shall be unfunded for tax purposes and no provision shall be made at any time with respect to segregating assets of the Company for payment of amounts in the Deferred Restricted Stock Unit Account. The obligation of the Company to make payments pursuant to this Appendix A constitutes an unsecured but legally enforceable promise of the Company to make such payments.
Section 7. Construction. This Appendix A is intended to comply with section 409A of the Internal Revenue Code of 1986, as amended. Any Deferral Election that is inconsistent with Code section 409A shall not be effective.

Exhibit 1 to Director Deferral Program

DEFERRAL ELECTION FORM

TO:	Orbital ATK, Inc.
Attn: Office of the Corporate Secretary

Pursuant to the terms and conditions of the Orbital ATK, Inc. Non-Employee Director Stock Program (the “Program”), I hereby make the following irrevocable Deferral Election with respect to my future Restricted Stock Award or Awards as indicated below.

All capitalized terms not expressly defined in this Deferral Election Form shall have the meanings set forth in the Program.

1.	Deferral Election: I hereby irrevocably:

    (a) elect to defer 100% of my Restricted Stock Awards that would otherwise be granted to me after the end of this calendar year (or, if newly elected to the Board, after the date of this Deferral Election) and until rescinded by me for Restricted Stock Awards in future calendar years in accordance with the Program; and

(b) agree that such Restricted Stock Awards shall be waived.

2.	Time of Payment: I hereby irrevocably elect to have my Deferred Restricted Stock Unit Account paid out at the following time:

___ as soon as administratively practicable after I cease to be a Director of the Company; or
    ___ at such other time as here specified _________________________________
(at least one year after the Award Date and not later than my termination of service as a Director or such earlier date as the Program may require).
I understand that all payments of my Deferred Restricted Stock Unit Account will be made in the form of Shares in accordance with the terms of the Program.

This Deferral Election is made as of the date of my signature below. I understand and acknowledge that to be effective this Deferral Election Form must be fully and properly completed and received by the Company in accordance with the terms of the Program.

I understand that the foregoing elections are irrevocable and will apply to all of the Restricted Stock Awards to be granted to me after the effective date of this Deferral Election unless and until I rescind this election for future Restricted Stock Awards to be made in the following calendar year and thereafter after my rescission is delivered in accordance with the Program.

I certify that the foregoing elections are not being made in reliance upon any financial or tax advice given by the Company. I understand that I should consult my own tax advisor as to the tax consequences of my Deferral Elections.

Date: ____________________        _________________________________
Signature of Non-Employee Director

Name: ___________________________

Received by the Company:

Orbital ATK, Inc.

Date: ____________________

Acknowledged: __________________________________________
Name and Title
Office of the Corporate Secretary

Exhibit 2 to Director Deferral Program

DESIGNATION OF BENEFICIARY
(Please type or print)

Name of Director        Marital Status: Single
Social Security No.         Married

I hereby revoke any previous designation(s) of beneficiary made by me with respect to amounts payable by Orbital ATK, Inc. (the “Company”) under the Company’s Non-Employee Director Stock Program in the event of my death; and I hereby designate the following person(s) or entity to receive, upon my death, any such amounts:
Primary Beneficiary or Beneficiaries:

Name:    Share:    ___% Relationship:    Birth Date:
Address:    SS #
Name:    Share:    ___% Relationship:    Birth Date:
Address:    SS #

Contingent Beneficiary or Beneficiaries (if your Primary Beneficiary(ies) all predecease you):

Name:    Share:    ___% Relationship:    Birth Date:
Address:    SS #
Name:    Share:    ___% Relationship:    Birth Date:
Address:    SS #

If none of my Primary or Contingent Beneficiaries survive me, any such accounts shall be paid to my estate. If you are designating a trust as the beneficiary, please include the name of the Trust, the name, address and phone number of the Trustee, the Federal tax I.D. number of the Trust, if available (in the Social Security number box), and in the Relationship box, write “Trustee”. If you are naming a charity, provide the name of the person to whom correspondence regarding the benefit may be addressed, the name, address, phone number and the Federal tax I.D. number of the charity (if available).

Date:     Director’s Signature:

Appendix B

Additional Definitions Applicable to
Non-Employee Director
Stock Program

“Change in Control” means any of the following:

•
The acquisition by any “person” or group of persons (a “Person”), as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company or a “Subsidiary” (as defined below) or any Company employee benefit plan (including its trustee)) of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) (“Beneficial Ownership”), directly or indirectly, of securities of the Company representing, directly or indirectly, more than 50% of the total number of shares of the Company’s then outstanding “Voting Securities” (as defined below);

•
consummation of a reorganization, merger or consolidation of the Company, or the sale or other disposition of all or substantially all of the Company’s assets (a “Business Combination”), in each case, unless, following such Business Combination, the individuals and entities who were the beneficial owners of the total number of shares of the Company’s outstanding Voting Securities immediately prior to both (1) such Business Combination and (2) any “Change Event” (as defined below) occurring within 12 months prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the total number of shares of the outstanding Voting Securities of the resulting corporation, or the acquiring corporation, as the case may be, immediately following such Business Combination (including, without limitation, the outstanding Voting Securities of any corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the total number of shares of the Company’s outstanding Voting Securities; or

•
any other circumstances (whether or not following a Change Event) which the Company’s Board of Directors (the “Board”) determines to be a Change in Control for purposes of this Plan after giving due consideration to the nature of the circumstances then represented and the purposes of this Plan. Any such determination made by the Board shall be irrevocable except by vote of a majority of the members of the Board who voted in favor of making such determination.

For purposes of this definition, a “Change in Control” shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent.
For purposes of this definition:

•	“Change Event” means

(1)
the acquisition by any Person (other than the Company or a Subsidiary or any Company employee benefit plan (including its trustee)) of Beneficial Ownership, directly or indirectly, of securities of the Company directly or indirectly representing 15% or more of the total number of shares of the Company’s then outstanding Voting Securities (excluding the sale or issuance of such securities directly by the Company, or where the acquisition of such securities is made by such Person from five or fewer stockholders in a transaction or transactions approved in advance by the Board);

(2)	the public announcement by any Person of an intention to acquire the Company through a tender offer, exchange offer, or other unsolicited proposal; or

(3)
the individuals who are members of the Board (the “Incumbent Board”) as of the Award Date set forth in the Program cease for any reason to constitute at least a majority of the Board; provided, however, that if the nomination for election of any new director was approved by a vote of a majority of the Incumbent Board, such new director shall, for purposes of this definition, be considered a member of the Incumbent Board.

•	“Subsidiary” means a corporation as defined in Section 424(f) of the Internal Revenue Code with the Company being treated as the employer corporation for purposes of this definition.

•	“Voting Securities” means any shares of the capital stock or other securities of the Company that are generally entitled to vote in elections for directors.